SECOND AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT

DATED AS OF
FEBRUARY 6, 2015

MADE BY

HORNBECK OFFSHORE SERVICES, LLC

AND

EACH OF THE OTHER OBLIGORS (AS DEFINED HEREIN)

IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

TABLE OF CONTENTS

- i –

ANNEXES:
I Form of Assumption Agreement

SCHEDULES:
1 Notice Addresses of Obligors
2 Vessels
3 Filings and Other Actions Required to Perfect Security Interests
4 Location of Jurisdiction of Organization and Chief Executive Office

- ii –

This SECOND AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT (this “Agreement”) is dated as of February 6, 2015 and is made by Hornbeck Offshore Services, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Guarantor Subsidiary that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of Wells Fargo Bank, National Association, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among the Borrower, the Parent Guarantor, the Lenders and the Administrative Agent.
R E C I T A L S
A.    The Borrower previously entered into that certain Amended and Restated Credit Agreement dated as of November 2, 2011 among the Borrower, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Services, Inc., as Parent Guarantor, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders party thereto (such agreement, as amended or supplemented prior to the date hereof, the “Existing Credit Agreement”).
B.    In order to induce the lenders under the Existing Credit Agreement to enter into the Existing Credit Agreement, each of the Obligors signatory hereto entered into, or subsequently acceded to, an Amended and Restated Guaranty and Collateral Agreement dated as of November 2, 2011 (as amended or supplemented prior to the date hereof, the “Existing Guaranty and Collateral Agreement”).
C.    The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower pursuant to the Second Amended and Restated Credit Agreement.
D.    The Borrower has entered into the Second Amended and Restated Credit Agreement in order to amend and restate its obligations under the Existing Credit Agreement.
E.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Second Amended and Restated Credit Agreement.
F.    It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Second Amended and Restated Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders in order to amend and restate the Existing Guaranty and Collateral Agreement.
NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Second Amended and Restated Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I
Definitions
Section 1.01    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Second Amended and Restated Credit Agreement and used herein have the meanings given to them in the Second Amended and Restated Credit Agreement, and terms not otherwise defined herein but that are defined in the UCC on the date hereof shall have the meanings given them in the UCC when used herein in such context.
(b)    The following terms have the following meanings:
“Agreement” means this Second Amended and Restated Guaranty and Collateral Agreement as the same may be amended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.
“Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower, the Parent Guarantor and the Guarantor Subsidiaries (including, without limitation, all Indebtedness) to the Guaranteed Creditors arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower, the Parent Guarantor and the Guarantor Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Second Amended and Restated Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Guaranteed Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Obligors pursuant to the terms of any Guaranteed Document). Notwithstanding the foregoing, “Borrower Obligations” shall not include any Excluded Swap Obligations.
“Collateral” has the meaning assigned such term in Section 3.01.
“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Issuing Lender, the Lenders and the Lenders and Affiliates of Lenders that are parties to Guaranteed Swap Agreements.

“Guaranteed Documents” means the collective reference to the Loan Documents, each Guaranteed Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.
“Guaranteed Swap Agreement” means any Swap Agreement between the Parent Guarantor, the Borrower or any Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Swap Agreement between such Persons in existence prior to the date hereof. For the avoidance of doubt, a Swap Agreement ceases to be a Guaranteed Swap Agreement if the Person that is the counterparty to the Parent Guarantor, the Borrower or a Subsidiary under a Swap Agreement ceases to be a Lender under the Second Amended and Restated Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Second Amended and Restated Credit Agreement).
“Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Guarantor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document).
“Guarantors” means the collective reference to each Obligor other than the Borrower.
“Obligations” means: (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.
“Obligors” has the meaning assigned to such term in the preamble.
“Obligor Claims” has the meaning assigned to such term in Section 8.01.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the UCC.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
Section 1.02    Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Borrower or the Parent Guarantor, refer to the Borrower’s or the Parent Guarantor’s Collateral or the relevant part thereof.
Section 1.03    Rules of Interpretation. Section 1.04 and Section 1.05 of the Second Amended and Restated Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
ARTICLE II
Guarantee
Section 2.01    Guarantee.
(a)    Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.
(b)    Anything herein or in any other Guaranteed Document to the contrary notwithstanding, the Obligations of each Guarantor hereunder and under the other Guaranteed Documents shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder (after giving effect to the right of contribution established in Section 2.02).
(c)    Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of any Guaranteed Creditor hereunder.
(d)    Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this ARTICLE II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Second Amended and Restated Credit Agreement, no Borrower Obligations may be outstanding.
(e)    No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from any Obligor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments and the Guaranteed Swap Agreements are terminated.
Section 2.02    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. As among the Guarantors only, each Guarantor’s proportionate share and payment obligation will be outlined in a contribution agreement (the “Contribution Agreement”) by and among the Guarantors. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.
Section 2.03    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Borrower Obligations are irrevocably paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments and the Guaranteed Swap Agreements are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably paid in full in cash, any Letter of Credit shall be outstanding or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Second Amended and Restated Credit Agreement.
Section 2.04    Amendments, Etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such

Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time, subject to Section 12.02(b) of the Second Amended and Restated Credit Agreement; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower Obligations may from time to time be obligated on the Borrower Obligations or any additional security or collateral for the payment and performance of the Borrower’s Obligations may from time to time secure the Borrower Obligations; (f) any change in applicable law, rule or regulation or any event affecting any term of the Borrower Obligations; and (g) any other event shall occur which constitutes a defense or release of sureties generally. No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this ARTICLE II or any Property subject thereto.
Section 2.05    Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.
Section 2.06    Guaranty Absolute and Unconditional.
(a)    Each Guarantor understands and agrees that the guarantee contained in this ARTICLE II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i)    the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;
(ii)    any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;
(iii)    the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;
(iv)    any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or a Guarantor;
(v)    any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor;
(vi)    the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;
(vii)    the absence of any attempt to collect the Obligations or any part of them from any Obligor;
(viii)    (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or
(ix)    any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance.

(b)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.07    Reinstatement. The guarantee contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.
Section 2.08    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Second Amended and Restated Credit Agreement.
Section 2.09    Keepwell.    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.09, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 2.09 constitute, and this Section 2.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III
Grant of Security Interest

Section 3.01    Vessel Collateral. The Borrower hereby pledges, assigns and transfers to the Administrative Agent, and hereby grant to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, to the extent such Property arises from or is used in connection with or is necessary for the operation of the Vessels listed on Schedule 2 (or any other Vessel that is now or hereafter collateral for any of the Obligations of such Obligor) (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s Obligations:
(1)    all Accounts;
(2)    all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);
(3)    all Commercial Tort Claims;
(4)    all Documents;
(5)    all General Intangibles (including, without limitation, rights in and under any Swap Agreements);
(6)    all Goods (including, without limitation, all Inventory and all Equipment, but excluding all Fixtures);
(7)    all Instruments;
(8)    all Investment Property;
(9)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);
(10)    all Supporting Obligations;
(11)    all books and records pertaining to the Collateral; and
(12)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding anything in the Loan Documents to the contrary, the Collateral shall not include (i) any charters or other customer contracts (“Excluded Contracts”) to which the Borrower is a party which contain enforceable restrictions on the assignment or transfer of the Borrower’s rights thereunder (unless the term resulting in such unenforceability, breach, termination or default would be ineffective or unenforceable under Section 9-406, 9-407, 9-408 or

9-409 of the UCC or any other applicable law or principles of equity), then the liens and security agreements granted under this Agreement shall be limited only to the extent necessary to comply with such enforceable restrictions (with such limitation automatically ceasing upon removal of, or receipt of any consent with respect to, such restrictions), and will in any event attach to the amounts payable to the Borrower under any such agreement, including any proceeds of such agreement, or (ii) any Inventory or Equipment (including spare parts) not installed for use aboard a Vessel (including equipment aboard any of the Vessels which is not owned by the Borrower), whether now owned or hereafter acquired, whether on board or not, to the extent that such items may be used in connection with one or more of the vessels of the Borrower or any Subsidiary of the Parent Guarantor that are not subject to liens in favor of the Administrative Agent.
Section 3.02    Deposit Accounts.    Each of the Borrower and the Parent Guarantor hereby grants to the Administrative Agent a security interest in all of the Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts.
ARTICLE IV
Representations and Warranties
To induce the Guaranteed Creditors to enter into the Guaranteed Documents and to induce the Lenders to make loans to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements with the Parent Guarantor, the Borrower and any Subsidiary, each Obligor hereby represents and warrants to the Administrative Agent and each Lender that:
Section 4.01    Representations in Second Amended and Restated Credit Agreement. In the case of each Guarantor (other than the Parent Guarantor), the representations and warranties set forth in Article VII of the Second Amended and Restated Credit Agreement as they relate to such Guarantor or to the Guaranteed Documents to which such Guarantor is a party are true and correct, provided that each reference in each such representation and warranty to the Parent Guarantor’s and the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.
Section 4.02    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, the Borrower is the record and beneficial owner of the Collateral. Except for Permitted Liens (as defined below) and liens expressly permitted to exist under Section 1.08 of the Fleet Mortgages securing all or any part of the Borrower Obligations, the Collateral is free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments.

Section 4.03    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for the Borrower’s Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and (b) are prior to all other Liens on the Collateral in existence on the date hereof, subject only to Excepted Liens identified in clauses (a) to (c) of Section 9.03 of the Second Amended and Restated Credit Agreement (the “Permitted Liens”) on such Collateral..
Section 4.04    Borrower and Parent Guarantor Information. On the date hereof, the correct legal name of the Borrower and the Parent Guarantor, all names and trade names that the Borrower or the Parent Guarantor has used in the last five years, the Borrower’s and the Parent Guarantor’s jurisdiction of organization and each jurisdiction of organization of the Borrower and the Parent Guarantor over the last five years, organizational number, taxpayer identification number, and the location(s) of the Borrower’s and the Parent Guarantor’s chief executive office or sole place of business over the last five years are specified on Schedule 4.
Section 4.05    Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor and the Borrower and the other Guarantors are engaged in related businesses. Each Guarantor is an Affiliate of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.
Section 4.06    Solvency. Each Obligor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.02 and the Contribution Agreement), (b) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitutes unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.
ARTICLE V
Covenants
Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the Effective Date until the Borrower Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments shall have terminated:
Section 5.01    Covenants in Second Amended and Restated Credit Agreement. In the case of each Guarantor (other than the Parent Guarantor), such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
Section 5.02    Maintenance of Perfected Security Interest; Further Documentation. The Borrower agrees that:
(a)    it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever and shall, no later than forty-five (45) days after the date hereof, execute deposit account control agreements with respect to those Deposit Accounts that are primary domestic deposit, collection and disbursement banking accounts with a Lender that are pledged pursuant to Section 3.02.
(b)    it will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
Section 5.03    Changes in Locations, Name, Etc. The Borrower recognizes that financing statements pertaining to the Collateral have been or may be filed where the Borrower maintains any Collateral or is organized. Without limitation of Section 8.12 of the Second Amended and Restated Credit Agreement or any other covenant herein, the Borrower will not cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or limited liability company structure or in the jurisdiction in which it is formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, the Borrower shall have first (i) notified the Administrative Agent of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken, or caused to be taken, all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent's security interests under this Agreement. In any notice furnished pursuant to this Section 5.03, the Borrower will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent's security interest in the Collateral. At the request of the Administrative Agent, on or prior to the occurrence of such event, the Borrower will provide to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that such event will not impair the validity of the security interests hereunder, the perfection thereof, the enforceability of the Guaranteed Documents, and such other matters as may be reasonably requested by the Administrative Agent.
ARTICLE VI
Remedial Provisions
Section 6.01    Code and Other Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Guaranteed Creditors, (i) may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Guaranteed Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity and (ii) without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, notice of intent to accelerate, notice of acceleration advertisement or notice of any kind (except any notice required by law referred to below, which cannot be waived by law) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Obligor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Obligor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Obligor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Obligor, including any equity or right of redemption, stay or appraisal which Obligor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Obligor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02(c) of the Second Amended and Restated Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9.615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Obligor. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder, except where arising as a result of the Administrative Agent’s or any Guaranteed Creditor’s gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)    In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
(c)    The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Except when an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Guaranteed Creditor shall contact or communicate with, or attempt to contact or communicate with any customer of any Obligor in connection with the Collateral except with the participation of a Responsible Officer of such Obligor.
Section 6.02    Waiver; Deficiency. To the fullest extent permitted by applicable law, each Obligor waives and agrees not to assert any rights or privileges which it may acquire under the UCC; provided, however, that the Obligors do not waive any rights or privileges to notice or the opportunity to cure otherwise provided under the Loan Documents. Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.
Section 6.03    Non-Judicial Enforcement. To the extent permitted by applicable law, the Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Obligor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.
ARTICLE VII
The Administrative Agent

Section 7.01    Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
(a)    Each Obligor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, for the purposes of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish such purposes, and without limiting the generality of the foregoing, each Obligor hereby gives the Administrative Agent the power and right, on behalf of such Obligor, without notice to or assent by such Obligor, to do any or all of the following:
(i)    unless being disputed under Section 8.03 of the Second Amended and Restated Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;
(ii)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Obligor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Obligor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Obligor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Obligor might do.
Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the Default Rate specified in Section 3.02(c) of the Second Amended and Restated Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Administrative Agent on demand.
(d)    Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.02    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers. The Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against any Obligor or other Person.

Section 7.03    Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Obligor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section 7.04    Authority of Administrative Agent. Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Second Amended and Restated Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VIII
Subordination of Indebtedness
Section 8.01    Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Obligor Claims.
Section 8.02    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 10.02(c) of the Second Amended and Restated Credit Agreement. Should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Borrower Obligations, the expiration of all Letters of Credit outstanding under the Second Amended and Restated Credit Agreement and the termination of all of the Guaranteed Swap Agreements and the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Lenders on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.
Section 8.03    Payments Held in Trust. In the event that notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.
Section 8.04    Liens Subordinate. Each Obligor agrees that, until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the termination of all of the Guaranteed Swap Agreements and the Commitments, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Obligor, during the period in which any of the Borrower Obligations are outstanding or the Commitments or the Guaranteed Swap Agreements are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
Section 8.05    Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE IX
Miscellaneous
Section 9.01    Waiver. No failure on the part of the Administrative Agent or any Guaranteed Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.
Section 9.02    Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Second Amended and Restated Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor (other than the Parent Guarantor) shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section 9.03    Payment of Expenses, Indemnities, Etc.
(a)    Each Guarantor agrees to pay or reimburse each Guaranteed Creditor for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ARTICLE II or otherwise enforcing or preserving any rights under this Agreement and the other Guaranteed Documents to which such Guarantor is a party.
(b)    Each Guarantor agrees to pay, and to save the Guaranteed Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Guarantor agrees to pay, and to save the Guaranteed Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Second Amended and Restated Credit Agreement.

Section 9.04    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Second Amended and Restated Credit Agreement.
Section 9.05    Successors and Assigns. The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided that except as set forth in Section 12.04(a) of the Second Amended and Restated Credit Agreement, no Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.
Section 9.06    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the Issuing Lender and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Second Amended and Restated Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and the Guaranteed Swap Agreements have not expired or terminated. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the Commitments and the Guaranteed Swap Agreements or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Guaranteed Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.
Section 9.07    Counterparts; Integration; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    THIS AGREEMENT AND THE OTHER GUARANTEED DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.08    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09    Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, other than payroll, withholding tax and other fiduciary Deposit Accounts) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under the Guaranteed Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of the Obligor owed to such Lender now or hereafter existing under this Agreement or any other Guaranteed Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Guaranteed Document and although such obligations may be unmatured; provided, however, that in no event shall the Administrative Agent or any Lender be entitled to exercise any such right of set-off in the Investment Accounts in connection with and as against the Indebtedness. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.
Section 9.10    Governing Law; Submission to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, IN EACH CASE WHICH ARE LOCATED IN HARRIS COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Acknowledgments. Each Obligor hereby acknowledges that:
(a)    neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Guaranteed Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(b)    no joint venture is created hereby or by the other Guaranteed Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors.
(c)    Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Guaranteed Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Guaranteed Documents; that it has in fact read this Agreement and the other Guaranteed Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Guaranteed Documents and has received the advice of its attorney in the negotiation, execution and delivery of this Agreement and the Guaranteed Documents; and that it recognizes that certain of the terms of this Agreement and the Guaranteed Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE GUARANTEED

DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 9.13    Additional Obligors. Each Guarantor Subsidiary that is required to become a party to this Agreement pursuant to Section 8.15 of the Second Amended and Restated Credit Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Guarantor Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof.
Section 9.14    Releases.
(a)    Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Obligors, and (ii) executed a written release or termination statement and reassigned to the Obligors without recourse or warranty any remaining Collateral and all rights conveyed hereby. At such time as the Borrower Obligations shall have been paid in full, the Commitments and Guaranteed Swap Agreements have been terminated and no Letters of Credit shall be outstanding, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Obligors and declare this Agreement to be of no further force or effect.
(b)    Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Second Amended and Restated Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Second Amended and Restated Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Second Amended and Restated Credit Agreement and the other Guaranteed Documents.
(c)    Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) toward the Obligations in the full amount then outstanding.

Section 9.15    Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.
Section 9.16    Amendment and Restatement. Each of the undersigned Obligors are obligors under the Existing Guaranty, or are otherwise obligated with respect to the outstanding obligations under the Existing Credit Agreement. Each undersigned Obligor hereby acknowledges, represents, warrants, and agrees that this Agreement and the obligations hereunder amend, restate, renew, and extend (and do not novate or extinguish) any and all obligations of such undersigned Obligor under the Existing Guaranty and Collateral Agreement, and the terms and provisions hereof supersede the terms and provisions thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	HORNBECK OFFSHORE SERVICES, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS:	HORNBECK OFFSHORE SERVICES, INC.
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE TRANSPORTATION, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

HOS PORT, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

HOS-IV, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

Signature Page – 2nd Amended and Restated Guaranty and Collateral Agreement

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

ENERGY SERVICES PUERTO RICO, LLC
By: /s/ James O. Harp, Jr.
Name: James O Harp, Jr.
Title: Executive Vice President and Chief
Financial Officer

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Corbin M. Womac
Name: Corbin M. Womac
Title: Director & Relationship Manager

Signature Page – 2nd Amended and Restated Guaranty and Collateral Agreement

Annex I
Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [                 ], 201[   ], made by [                 ], a [                 ] (the “Additional Obligor”), in favor of [                 ], as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) that are or may become parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, Hornbeck Offshore Services, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”), the Administrative Agent and the Lenders have entered into a Second Amended and Restated Credit Agreement, dated as of February 6, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligor) have entered into the Second Amended and Restated Guaranty and Collateral Agreement, dated as of February 6, 2015 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;
WHEREAS, the Credit Agreement requires the Additional Obligor to become a party to the Guaranty and Collateral Agreement; and
WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Guaranty and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.13 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder [and if such Additional Obligor is a Borrower, expressly grants to the Administrative Agent for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Obligor to secure all of such Additional Obligor’s obligations and liabilities thereunder]. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Guaranty and Collateral Agreement. The Additional Obligor hereby represents and warrants that each of the representations and warranties

Annex I - 1

contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.    Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]
By:
Name:
Title:

Annex I - 2

Schedule 1
NOTICE ADDRESSES OF OBLIGORS

All notices and other communications to be delivered to the Borrower or to any Obligor shall be delivered to them:
c/o Hornbeck Offshore Services, Inc.
Attn: James O. Harp, Jr., Executive Vice President and Chief Financial Officer
103 Northpark Boulevard, Suite 300
Covington, Louisiana 70433
Fax: (985) 727-2006

Schedule 1 - 1

Schedule 2
VESSELS

VESSEL NAME	OFFICIAL NUMBER
HOS CAROLINA	1244587
HOS COMMANDER	1244578
HOS CLAYMORE	1244588
HOS CAPTAIN	1244589
HOS CLEARVIEW	1244579
HOS CROCKETT	1244584
HOS CALEDONIA	1244585
HOS CORAL	1214383
HOS STORMRIDGE	1124421
HOS BRIMSTONE	1124426

Schedule 2 - 1

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Filing of UCC-3 Financing Statement Amendment with respect to the Collateral with the Secretary of State of the State of Delaware.

Schedule 3 - 1

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Borrower
Legal name:	Hornbeck Offshore Services, LLC
Jurisdiction of organization:	Delaware
Organization number:	2603868
Taxpayer identification number:	76-0497638

Parent Guarantor
Legal name:	Hornbeck Offshore Services, Inc.
Jurisdiction of organization:	Delaware
Organization number:	2757751
Taxpayer identification number:	72-1375844

Chief Executive Office of each of the Borrower and the Parent Guarantor:	103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433

Neither the Borrower nor the Parent Guarantor has used a different name or trade name in the last five years.

The current chief executive office or sole place of business of the Borrower and the Parent Guarantor, as set forth herein, has been the location of their respective chief executive office or sole place of business during the last five years.

Schedule 4 - 1